UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2009

SunPower Corporation

(Exact name of registrant as specified in its charter)

001-34166

(Commission

File No.)

Delaware	94-3008969
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

3939 North First Street, San Jose, California 95134

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 240-5500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement

On April 28, 2009, SunPower Corporation (“SunPower” or the “Company”) entered into an underwriting agreement (the “Debenture Underwriting Agreement”) with Deutsche Bank Securities Inc. (“Deutsche Bank”) and Credit Suisse Securities (USA) LLC (“Credit Suisse”), as representatives of the several underwriters listed on Schedule A thereto (collectively, the “Debenture Underwriters”), providing for the offer and sale by the Company of $200.0 million principal amount of 4.75% Senior Convertible Debentures due 2014 (the “Debentures”), with an option in favor of the Debenture Underwriters for the purchase of up to an additional $30 million principal amount of Debentures in certain circumstances (the “Debenture Transaction”). The Debentures will be issued under an indenture, dated February 7, 2007 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a third supplemental indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), to be executed at the closing of the Debenture Transaction between the Company and the Trustee. The Indenture provides, among other things, that the Debentures will be senior unsecured obligations of the Company.

Interest is payable on the Debentures on April 15 and October 15 of each year, beginning on October 15, 2009. The Debentures are initially convertible into shares of the Company’s class A common stock at a conversion price equal to $26.40 per $1,000 principal amount of Debentures. The applicable conversion rate may adjust in certain circumstances, including upon a fundamental change (to be defined in the Supplemental Indenture). If not earlier converted, the Debentures mature on April 15, 2014. Holders may also require the Company to repurchase all or a portion of their Debentures upon a fundamental change at a cash repurchase price equal to 100% of the principal amount plus accrued and unpaid interest. In the event of certain Events of Default (as defined in the Indenture), such as the Company’s failure to make certain payments or perform or observe certain obligations thereunder, the Trustee or holders of a specified amount of then-outstanding Debentures will have the right to declare all amounts then outstanding due and payable.

The closing of the Debenture Transaction is expected to occur on May 4, 2009.

Also on April 28, 2009, the Company entered into an underwriting agreement (the “Equity Underwriting Agreement” and, together with the “Debenture Underwriting Agreement”, the “Underwriting Agreements”) with Credit Suisse and Deutsche Bank, as representatives of the several underwriters listed on Schedule A thereto (collectively, the “Equity Underwriters”), providing for the offer and sale by the Company of 9,000,000 shares of its class A common stock at a price of $22.00 per share (the “Common Stock”). SunPower has also granted to the Equity Underwriters an option to purchase up to an additional 1,350,000 shares of Common Stock in certain circumstances (the “Common Stock Transaction”). The closing of the Common Stock Transaction is expected to occur on May 4, 2009.

The Underwriting Agreements include representations, warranties and covenants by the Company customary for agreements of this nature. They also provide for customary indemnification by each of the Company and the underwriters thereunder against certain liabilities arising out of or in connection with the sale of the Debentures and the Common Stock, as applicable, and customary contribution provisions in respect of those liabilities.

The foregoing description of the material terms of each of the Underwriting Agreements is qualified in its entirety by reference to the Debenture Underwriting Agreement, which is attached hereto as Exhibit 1.1, and is incorporated herein by this reference, and the Equity Underwriting Agreement, which is attached hereto as Exhibit 1.2, incorporated herein by this reference, respectively.

Concurrently with entering into the Debenture Underwriting Agreement, the Company entered into certain convertible debenture hedge transactions with respect to the Company’s class A common stock (the “purchased options”), with affiliates of certain of the underwriters referred to above. The purchased options cover, subject to antidilution adjustments substantially identical to those in the

Debentures, up to 7,757,760 shares of the Company’s class A common stock. The purchased options are intended to reduce the potential dilution upon conversion of the Debentures in the event that the market price per share of the Company’s class A common stock, as measured under the Debentures, at the time of exercise is greater than the conversion price of the Debentures. The purchased options will be settled on a net share basis. Each convertible debenture hedge transaction is a separate transaction, entered into by the Company with each option counterparty, and is not part of the terms of the Debentures.

Separately and concurrently with entering into the Debenture Underwriting Agreement, on April 28, 2009 the Company also entered into certain warrant transactions whereby the Company agreed to sell to affiliates of certain of the Debenture Underwriters warrants (the “Warrants”) to acquire, subject to anti-dilution adjustments, up to 7,757,760 shares of the Company’s class A common stock, which are referred to herein as the sold warrants. The sold warrants will expire after the purchased options. If the market price per share of the Company’s class A common stock, as measured under the sold warrants, exceeds the strike price of the sold warrants, the sold warrants will have a dilutive effect on the Company’s earnings per share. Each warrant transaction is a separate transaction, entered into by the Company with each option counterparty, and is not part of the terms of the Debentures. Holders of the Debentures will not have any rights with respect to the sold warrants.

The offering of Debentures was registered under the Securities Act of 1933 (the “Securities Act”) and is being made pursuant to the Company’s effective shelf registration statement on Form S-3, Registration No. 333-140272 (the “Registration Statement”) and the prospectus dated January 29, 2007 included therein, the preliminary prospectus supplement relating thereto dated April 27, 2009 and the final prospectus supplement relating thereto dated April 28, 2009. The offering of the Common Stock was registered under the Securities Act and is being made pursuant to the Registration Statement and the prospectus dated January 29, 2007 included therein, the preliminary prospectus supplement relating thereto dated April 27, 2009 and the final prospectus supplement relating thereto dated April 28, 2009.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in the first three paragraphs of Item 1.01 above is incorporated herein by this reference.

Item 8.01.	Other Events

This Current Report on Form 8-K is being filed to incorporate by reference exhibits into the Registration Statement in connection with the Company’s issuance of the Debentures pursuant to the Debenture Underwriting Agreement and the Company’s issuance of its class A common stock pursuant to the Equity Underwriting Agreement, all as described under Item 1.01 above.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated April 28, 2009, by and among SunPower Corporation and Deutsche Bank Securities Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters listed on Schedule A thereof.

1.2	Underwriting Agreement, dated April 28, 2009, by and among SunPower Corporation and Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as representatives of the several underwriters listed on Schedule A thereof.

5.1	Opinion of Jones Day regarding the validity of the Debentures.

5.2	Opinion of Jones Day regarding the validity of the Common Stock.

12.1	Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

23.1	Consent of Jones Day (contained in Exhibit 5.1).

23.2	Consent of Jones Day (contained in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: April 29, 2009	By:	/s/ DENNIS V. ARRIOLA
	Name:	Dennis V. Arriola
	Title:	Senior Vice President and Chief Financial Officer

Exhibit No.	Description
1.1	Underwriting Agreement, dated April 28, 2009, by and among SunPower Corporation and Deutsche Bank Securities Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters listed on Schedule A thereof.

1.2	Underwriting Agreement, dated April 28, 2009, by and among SunPower Corporation and Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as representatives of the several underwriters listed on Schedule A thereof.

5.1	Opinion of Jones Day regarding the validity of the Debentures.

5.2	Opinion of Jones Day regarding the validity of the Common Stock.

12.1	Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

23.1	Consent of Jones Day (contained in Exhibit 5.1).

23.2	Consent of Jones Day (contained in Exhibit 5.2).